d gsd g MUELLER WATER PRODUCTS, INC. VIA EMAIL Marietta Edmunds Zakas mzakas@muellerwp.com Dear Marietta: Reference is made to the Employment Agreement, dated as of September 15, 2008, and as thereafter amended, between you and Mueller Water Products, Inc. (the “Company”, and such agreement, the “Employment Agreement”) and the Executive Change-in-Control Severance Agreement, dated as of September 30, 2019, between you and the Company (the “CIC Agreement”). Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Employment Agreement. This letter memorializes our discussions regarding your continued employment with the Company on and following August 21, 2023 (the “Effective Date”). As discussed, on the Effective Date, you will assume the role of interim Chief Executive Officer of the Company, reporting directly to the Board of Directors of the Company (the “Board”). In consideration of your new role, you will be entitled to the following payments and benefits: 1. During your service as Chief Executive Officer of the Company, an annual base salary equal to no less than $900,000, target annual bonus equal to no less than 110% of annual base salary and target annual long-term incentive opportunity equal to no less than 333% of annual base salary, to be effective as of the Effective Date with respect to the base salary and target annual bonus (provided, that your annual bonus for fiscal year 2023 will be determined based on (x) your target annual bonus in effect prior to the Effective Date with respect to the portion of the fiscal year occurring prior to the Effective Date, and (y) your target annual bonus as set forth herein with respect to the portion of the fiscal year occurring on and following the Effective Date), and to be effective as of the 2024 fiscal year with respect to the target long-term incentive opportunity. 2. A retention award consisting of 50% shares of Common Stock of the Company granted pursuant to the Company’s Second Amended and Restated 2006 Stock Incentive Plan and 50% cash, with an approximate grant date fair value equal to $2.86 million (the “Transition Grant”), the terms of which Transition Grant will be set forth in an award agreement (the “Transition Grant Award Agreement”). The Transition Grant Award Agreement will be consistent with the Company’s applicable form agreement(s) for time-based equity compensation awards, to the extent applicable, except as otherwise specified herein. Subject to the other terms of this letter and the Transition Grant Award Agreement, you will be required to repay to the Company (on an after-tax basis) the cash and shares of Common Stock granted pursuant to the Transition Grant if your employment with the Company is terminated (the “Repayment Obligation”), provided that the Repayment Obligation will not apply to 20% of the Transition Grant upon the grant date, and subject to your continued employment with the Company through the applicable date, the Repayment Obligation will cease to apply with respect to an additional 20% of the Transition Grant on each of the first four six-month anniversaries of the Effective Date thereafter (such that the Repayment Obligation shall cease

d gsd g to apply to any portion of the Transition Grant on the date that is two years following the Effective Date). As security for the Repayment Obligation, for so long as the Transition Grant remains subject to the Repayment Obligation, you agree not to transfer any of the shares of Common Stock received pursuant thereto that remain subject to the Repayment Obligation (other than any shares withheld for taxes), and such shares will include such legends or stop transfer restrictions as may be necessary to effectuate the forgoing. To the extent not otherwise timely repaid, the Repayment Obligation may be satisfied by the Company foreclosing on the shares of Common Stock granted pursuant to the Transition Grant, offsetting other compensation otherwise due to you from the Company (to the extent not inconsistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) or a combination of the foregoing. If your employment with the Company is terminated by the Company without Cause, by you for Good Reason, or as a result of your death or disability, prior to the Repayment Obligation ceasing to apply to any portion of the Transition Grant, then the Repayment Obligation shall cease to apply to any portion of the Transition Grant upon such termination of employment. Further, the Repayment Obligation with respect to the Transition Grant will lapse in connection with a “Change in Control” to the same extent that equity-based long-term incentive awards would vest under Section 2.3(d) of the CIC Agreement. The Transition Grant will be approved by the Compensation Committee of the Board and granted effective as of August 24, 2023. You will be permitted to make an election pursuant to Section 83(b) of the Code to include the fair market value of the Common Stock portion of the Transition Grant in your gross income at the time of grant. Any obligation for the Company to withhold federal, state, local or other taxes with respect to the Common Stock portion of the Transition Grant will be satisfied by the Company withholding shares of such Common Stock having a value equal to the amount required to be withheld. 3. A cash bonus equal to at least 10% of your then-current base salary but no more than 50% of your then-current base salary (the “Transition Success Bonus”), to be paid in a lump sum within 10 days following the date on which a permanent Chief Executive Officer of the Company commences services in such capacity, including the Board’s designation of you to continue in the role of Chief Executive Officer following completion of the applicable search process (the “Permanent CEO Transition Date”), subject to your continued employment through such date. The actual amount of the Transition Success Bonus will be determined by the Board or the Compensation Committee in its discretion in connection with the Permanent CEO Transition Date. 4. If your employment with the Company is terminated without Cause or you resign for Good Reason within two years following the Permanent CEO Transition Date, or if you retire as provided below in Section 5, (1) your termination will be considered a Qualifying Termination pursuant to Section 2.2 of the CIC Agreement and (2) the Repayment Obligation shall cease to apply to any portion of the Transition Grant. 5. Section 2.3(c) of the CIC Agreement is hereby amended to replace “two (2)” with “three (3)” where it appears therein. 6. Notwithstanding anything to the contrary set forth above, if you are not selected as the

d gsd g permanent Chief Executive Officer of the Company, and you retire upon (or within 30 days after) the Permanent CEO Transition Date, then (1) such retirement shall be considered a Qualifying Termination pursuant to Section 2.2 of the CIC Agreement and (2) the Repayment Obligation shall cease to apply to any portion of the Transition Grant. 7. Article I, Section 5(ii) of the Employment Agreement is hereby amended to replace “262.5%” with “300%”. 8. Article I, Section 3(e) of the Employment Agreement is hereby amended to replace “$1,500” with “$2,000”. 9. During your service as Chief Executive Officer of the Company, you will be eligible for an annual reimbursement of up to $10,000 for financial planning services in accordance with the Company’s policy for executive financial planning, as well as other perquisites and personal benefits that are no less favorable than those provided to the Chief Executive Officer serving in such position prior to you. The Company shall withhold all applicable federal, state and local taxes, social security and workers’ compensation contributions and other amounts as may be required by law with respect to compensation payable pursuant to this letter. The Company also agrees to reimburse your reasonable legal fees and expenses incurred in connection with reviewing this letter and related compensation arrangements. To the extent necessary to comply with Section 409A of the Code, any severance payments to which you may become entitled pursuant to this letter, the Employment Agreement, the CIC Agreement, or otherwise, will be paid at the time and in the form provided for the non-“Change in Control” severance benefits under the Employment Agreement. Except as expressly amended by this letter, all terms and conditions of the Employment Agreement and CIC Agreement shall remain in full force and effect. In the event of any conflict between the terms of this letter and the terms of the Employment Agreement or the CIC Agreement, the terms of this letter shall control. This letter shall be construed in accordance with the internal laws of the State of Georgia, without regard to the conflict of law provisions of any state. This letter may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. [Signature Page Follows]

d gsd g MUELLER WATER PRODUCTS, INC. __________________________________ Name: ____________________________ Title: _____________________________ ACCEPTED AND AGREED: _______________________________________ Marietta Edmunds Zakas